Exhibit 10.18

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. THE OMISSIONS HAVE BEEN INDICATED BY “[***].”

FOR EXECUTION

SETTLEMENT AGREEMENT, RELEASE

AND AMENDMENT TO LDA

This Settlement Agreement, Release and Amendment to LDA (this “Agreement”) is entered into as of June 28, 2021 (the “Amendment Effective Date”) by and between Teva Pharmaceuticals International GmbH, a company organized under the laws of Switzerland, having its principal place of business at Schluselstrasse 12, Rapperswil–Jona 8645, Switzerland (“Teva”), and Alvotech Hf., a corporation organized under the laws of Iceland, having its principal place of business at Saemundargotu 15-19, 101, Reykjavik, Iceland (“Alvotech”). Teva and Alvotech shall be referred to collectively as the “Parties” and individually as a “Party.”

RECITALS

WHEREAS, on August 5, 2020, the Parties entered into several agreements, including, among others, a License & Development Agreement (“LDA”) and a Product Supply Agreement (“PSA”), pertaining to the development and commercialization of biosimilar products;

WHEREAS, on March 19, 2021, AbbVie Inc. and AbbVie Biotechnology Ltd. (collectively, “AbbVie”), filed a complaint (“19 March Complaint”) in the U.S. District Court for the Eastern Division of the Northern District of Illinois asserting trade secret misappropriation claims against Alvotech (the “Misappropriation Claims”);

WHEREAS, Alvotech has represented to Teva that the Representations, Warranties and Covenants contained in Section 10.1 of the LDA remain accurate;

WHEREAS, Alvotech has disclosed to Teva the following complaints: (i) the 19 March Complaint, (ii) the complaint filed by AbbVie in the U.S. District Court for the Eastern Division of the Northern District of Illinois on 27 April 2021, (iii) the complaint filed by Alvotech and Alvotech USA Inc. in the U.S. District Court for the Eastern District of Virginia on May 11, 2021, and (iv) the complaint filed by AbbVie in the U.S. District Court for the Eastern Division of the Northern District of Illinois on 28 May 2021.

WHEREAS, Alvotech has represented and hereby continues to represent to Teva, pursuant to Section 9.1 of the LDA, that, to the best of Alvotech’s knowledge, and in all material respects, each and every one of the allegations pertaining to the Misappropriation Claims is false;

WHEREAS, Teva has relied, and continues to reasonably rely on the foregoing representations, including but not limited to, for the purpose of entering into this Agreement;

WHEREAS, on April 28, 2021, Alvotech submitted an invoice to Teva in connection with contractual amounts set forth in Section 6.1.1 of the LDA, the invoice being (i) $[***] for the [***] as described in Section 6.1.1(b) and paragraph (1) of Section 6.2 of the LDA (the “[***] Milestone”) and (ii) $25 million for the remaining portion of the License Fee (the “Remainder Upfront Fee”), for an aggregate amount of $[***];

1

WHEREAS, Teva contested the payment of the [***] Milestone in its entirety and the Remainder Upfront Fee, in part to the extent pertaining to [***], for the reasons stated in writing to and discussed with representatives of Alvotech;

WHEREAS, Teva paid Alvotech $20 million on May 7, 2021 with respect to the Remainder Upfront Fee;

WHEREAS, following further written agreement between the Parties on June 3, 2021 (the “June 3 Letter Agreement”), the terms of which remain in effect and are not superseded by this Agreement, Teva paid Alvotech on June 3, 2021 the remaining $5 million of the Remainder Upfront Fee;

WHEREAS, by this Agreement, the Parties desire to resolve any and all disputes arising out of, relating to, or in any way connected to the payment of the [***] Milestone under the terms and conditions of the LDA, including the timeliness and amounts of such payments (the “Matters in Dispute”);

WHEREAS, this Agreement is entered into for purposes of compromise and settlement of the Matters in Dispute only;

NOW, THEREFORE, in consideration of the foregoing, and the mutual promises and representations contained in this Agreement, and in exchange for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

AGREEMENT AND MUTUAL RELEASES

1.	Definitions. Capitalized terms used and not otherwise defined or amended herein shall have the meanings attributed to them in the LDA.

2.

No Admissions. This Agreement is being entered into solely to avoid lengthy, costly and time-consuming disputes. By entering into this Agreement, no Party is admitting any liability or wrongdoing whatsoever, and each Party continues to deny any and all liability and wrongdoing. This Agreement shall not be construed as an admission by either Party as to the merits of any position adopted by the other Party or any other entity.

3.	Payment. In connection with this Agreement, Teva shall have the obligation to pay Alvotech as follows:

(a)	Within [***] days following the Amendment Effective Date, Teva shall pay Alvotech $10 million, which shall be deemed to satisfy the obligation of Teva to pay the [***] Milestone; and

(b)

With respect to the [***], Teva shall pay Alvotech an additional $[***], resulting in the payment of a total of $[***], inclusive of the $[***] for the Milestone Event described in paragraph (2) of Section 6.2 of the LDA within [***] calendar days of such [***]; provided, however, that such [***] shall be deemed to have occurred, and the applicable Milestone Payment will be deemed to be payable in the case of the $[***] described in paragraph (2) of Section 6.2 of the LDA and the additional $[***], only in the event that [***].

The foregoing payments will be made in United States dollars by wire transfer to an account designated in writing by Alvotech. Any fees or payments due and payable to a Party under this Agreement that are not paid by the relevant Party within [***] days of when due shall bear interest at the annualized rate of the then prime rate (as reported in the Wall Street Journal) plus [***] percent ([***]%).

4.	Release.

(a)

Subject to Teva complying with the terms of this Agreement, Alvotech, for itself and its Affiliates (having the same definition in the Agreement as in the LDA), and their directors, managers, officers, employees, attorneys, agents, representatives, predecessors, successors and assigns, hereby fully and forever releases and discharges Teva and its Affiliates, and their directors, managers, officers, employees, attorneys, agents, representatives, predecessors, successors and assigns, from any and all actions, suits, liabilities, debts, dues, sums of money, interest, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, torts, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever (collectively, “Claims”) arising from or in any way relating to the Matters in Dispute as well with respect to any amounts as set forth in Section 6.1.1 of the LDA and already paid by Teva (collectively, the “Alvotech Released Claims”).

(b)

Alvotech acknowledges that the release in this Agreement may include a release of claims, counterclaims, demands, damages, debts, liabilities, attorneys’ fees, actions, causes of action, obligations and demands whatsoever, whether fixed or contingent, at law or in equity that are unknown or unsuspected with respect to the Matters in Dispute. Alvotech hereby waives any common law or statutory doctrine or provision that limits the effect of a release of unknown or unsuspected claims, counterclaims, demands, damages, debts, liabilities, attorneys’ fees, actions, causes of action, obligations and demands whatsoever, whether fixed or contingent, at law or in equity with respect to the Matters in Dispute. The release in this Agreement is to be interpreted as broadly as the law allows.

5.

Covenant Not to Sue and Agreement to Indemnify. Alvotech agrees, on behalf of itself and its Affiliates, and their directors, managers, officers, employees, attorneys, agents, representatives, predecessors, successors and assigns (i) that it will neither initiate nor continue any Claims that seek any relief based upon the Alvotech Released Claims, provided that this shall not in any way affect the rights of Alvotech under, or to take any action in relation to the terms of, this Agreement, .and (ii) that it will not assign or otherwise transfer the Alvotech Released Claims to any party Alvotech further agrees that it will indemnify Teva for any and all costs, charges or expenses, including but not limited to reasonable attorneys’ fees, incurred in connection with any breach of this Section 5.

6.

Further Amendment to the LDA and PSA. In addition to the modification of the Milestone Event and Milestone Payment set forth in Section 2 above, each of the Parties hereby agrees that any reference to any of AVT02, AVT04, AVT05, AVT06, AVT16, or to the term Product, in relation to the terms:

(a)	[***], and

(b)	[***],

shall mean and be deemed to require [***] for each of AVT02, AVT04, AVT05, AVT06, AVT16 or the term Product, as applicable, as specifically set forth in Schedule 5 attached hereto, as the same may be amended by the Parties in writing from time to time (each such presentation being called a “Presentation” and collectively, “Presentations”, and all Presentations for any particular Product being called “All Product Presentations”).

The Parties further agree that, if the reason a Milestone Payment is not payable for a particular Product in respect of any Milestone Event described in paragraphs (1) to (6) of Section 6.2 of the LDA is because [***], then a percentage of the relevant Milestone Payment shall, nonetheless, be paid, and the remaining percentage to be paid, in accordance with the following provisions:

(i)	[***];

(ii)	[***];

(iii)	[***];

(iv)	[***];

(v)	[***];

(vi)	[***];

(vii)	[***];

(viii)	[***]; and

(ix)	[***].

The Parties further agree in respect of the Milestone Event described in paragraph (7) of Section 6.2 of the LDA that no Milestone Payment shall become due and payable unless and until, [***].

The Parties further agree that the definition of the term “Product” in the PSA is hereby amended, on a Product-by-Product basis, to incorporate [***].

7.	Representations, Warranties and Covenants of the Parties. The Parties represent and warrant to one another that:

(a)	Such Party has the legal right, capacity and authority to enter into this Agreement;

(b)	Such Party has taken all necessary corporate and legal actions, as applicable, to duly approve the making and performance of this Agreement;

(c)	This Agreement has been validly executed and delivered by such Party and constitutes its valid and binding obligation, enforceable against the Party in accordance with the terms hereof;

(d)	Neither the execution nor performance of this Agreement by such Party constitutes or will constitute a violation or breach of such Party’s charter or bylaws (or comparable documents, as applicable);

(e)

Neither the execution nor the performance of this Agreement will constitute a violation or breach of any law, order, injunction, judgment, statute or regulation applicable to such Party or constitutes or will constitute a material default (or would, with the passage of time or the giving of notice, or both, constitute such a default) under any material contract, agreement or other instrument to which such Party is a party or by which it is bound;

(f)

Such Party has not relied upon any document, statement, representation, promise, inducement, understanding or information made or provided by any other Party or its representatives except as expressly set forth in this Agreement, and such Party has relied solely upon its own due diligence and independent judgment concerning this Agreement and the Party’s decision to enter into this Agreement, except as set forth in this Agreement;

(g)

Such Party has read this Agreement and fully understands all of its terms, covenants, conditions, provisions and obligations and such Party believes that this Agreement is a fair, just and reasonable resolution of the Matters in Dispute;

(h)

Such Party specifically acknowledges that this Agreement shall not be subject to any claim of impossibility or mistake of fact, that it expresses a full and complete settlement between the Parties, and that regardless of the adequacy or inadequacy of the consideration described herein, this Agreement is intended to be a final and complete settlement of the Matters in Dispute;

(i)	Such Party has not assigned or transferred any Claim or interest in any claim that is the subject of the releases in this Agreement;

(j)

Alvotech hereby represents and warrants as of the date hereof that, to the best of its knowledge, the use, making, manufacture, sale, vialing, batch release analytics, labeling and/or export of the Products do not and will not misappropriate any trade secrets, confidential information or other proprietary information of [***]; and

(k)

As Teva may request once in any period of [***] months or as a condition precedent to any future agreements, subject to any disclosures made in relation to events which, to the knowledge of Alvotech or its Affiliates, occur after the date of this Agreement, Alvotech will be required to again renew its representation to Teva during the pendency of the Misappropriation Claims that the Representations and Warranties contained in Section 10.1 of the LDA with respect to the Misappropriation Claims, remain accurate and that, to the best of Alvotech’s knowledge, and in all material respects, pursuant to Section 9.1 of the LDA, each and every one of the allegations pertaining to the Misappropriation Claims is false.

8.

Multiple Counterparts. This Agreement: (i) may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument and shall be binding upon the person or entity executing the same; and (ii) may be executed by a signature page delivered by facsimile or email, in which case the person or entity so executing this Agreement shall promptly thereafter deliver its originally executed signature page (but the failure to deliver an original shall not affect the binding nature of such person’s or entity’s signature).

9.

Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflict of laws provisions, including all matters of construction, validity, performance and enforcement.

10.

Dispute Resolution. Any dispute, controversy or claim relating to the validity, enforcement or interpretation of this Agreement shall be resolved in accordance with Section 13.6.1(b) of the LDA, it being agreed by both Parties that any dispute, controversy or claim relating to the validity, enforcement and interpretation of this Agreement shall not be subject to Section 13.6.1(a) of the LDA.

11.	No Modification. This Agreement may only be modified or amended by a writing dated after the date hereof and signed by each of the Parties.

12.	Construction.

(a)	This Agreement shall be construed so that the word “including” means “including without limitation;” and the singular shall include the plural and vice versa.

(b)	Titles or headings contained in this Agreement are included only for ease of reference and will have no substantive effect.

(c)	None of the Parties will be entitled to have any language contained in this Agreement construed against another because of the identity of the drafter.

13.

Confidentiality. Neither of the Parties hereto shall issue, make or cause to be made any disclosures regarding the terms of this Agreement without the written consent of the other Party, except that the Parties (i) may disclose the terms of this Agreement to attorneys, accountants and other advisors retained by the Party; and (ii) may make such disclosures as may be required by applicable laws or regulations, provided that the disclosing Party notifies the other Party in writing of any such requirement and the intended disclosure at least [***] business days in advance of any such disclosure. Either of the Parties may disclose the terms and conditions of this Agreement if such Party receives a subpoena or other process or order to produce this Agreement, provided that such Party shall, prior to any disclosure to any third party, promptly notify the other Parties to this Agreement so that each Party has a reasonable opportunity to respond to such subpoena, process or order. The Party receiving a subpoena, process or order shall (in the first instance) take no action contrary to the confidentiality provisions set forth above, and shall make reasonable efforts to respond only subject to the confidentiality designation available under a protective order in litigation. The Party objecting shall have the burden of defending against such subpoena, process or order. The Party receiving the subpoena, process or order shall be entitled to comply with it, except to the extent that any other Party is successful in obtaining an order modifying or quashing it.

14.

Severability. If any term or provision of this Agreement is held to be invalid, illegal or contrary to public policy, such term or provision shall be modified to the extent necessary to be valid and enforceable and shall be enforced as modified; provided, however, that if no modification is possible such provision shall be deemed stricken from this Agreement. In any case, the remaining provisions of this Agreement shall not be affected thereby.

15.

No Waiver. Any waiver of any Party’s rights under this Agreement is only effective if in writing signed by the Party to be charged or its duly authorized representative, and any such waiver shall only be effective for the specific matter waived and shall not be deemed to apply to any other conduct, provision or other matter.

16.

No Assignment. The Parties agree that they have not, and will not, sell, transfer or assign, or purport to sell, transfer or assign, any Claim or interest in any claim that is the subject of the releases in this Agreement.

17.

Entire Agreement. This Agreement, together with Schedule 5 hereto, and the LDA and the PSA, each to the extent as amended hereby, as well as the June 3 Letter Agreement, contain the entire understanding of the Parties with respect to the subject matter hereof.

18.

Notices. All notices and other communications hereunder shall be in writing, shall be sent by Federal Express or other expedited courier service, and shall be deemed effective and duly given upon delivery to the other Party at the following addresses or to such other addresses as the Parties may notify one another of in accordance with the provision of this Section:

If to Teva:	Teva Pharmaceuticals International GmbH
Schlüsselstrasse 12
Rapperswil–Jona 8645, Switzerland
Attn: General Manager

With a copy to each of:

	Teva Pharmaceuticals	Teva Pharmaceuticals
	400 Interpace Parkway, #3	145 Brandywine Pkwy, West
	Parsippany, NJ 07054	Chester, PA 19380
	Attn: Doug Williams	Attn: Legal

If to Alvotech: Alvotech Hf.

Saemundargotu 15-19, 101, Reykjavik, Iceland
Attn: CEO

With a copy to:

Alvotech Holdings SA
5 rue Heienhaff, L-1736 Senningerberg, Grand Duchy of Luxembourg
Attn: General Counsel

19.

Independent Legal Advice. This Agreement was negotiated between the Parties at arm’s length. Teva and Alvotech acknowledge that they have each been advised by their own independently selected counsel and other advisors in connection with this Agreement. Teva and Alvotech further acknowledge that they enter into this Agreement solely on the basis of advice from independently selected counsel and on the basis of their own independent investigation of all of the facts, laws and circumstances material to this Agreement or any provision hereof, and not in any manner or to any degree based upon any statement or omission by any other party hereto or its counsel.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed in their respective names by their duly authorized representatives as of the date and year written below.

ALVOTECH HF.

By:	/s/ Robert Wessman
Name: Robert Wessman
Title: Authorized Signatory

TEVA PHARMACEUTICALS INTERNATIONAL GMBH

By:	/s/ Naama Bar Am	By:	/s/ Olaf Ulrich
	Name: Naama Bar Am		Name: Olaf Ulrich
	Title: President of the Managing Officers		Title: Member of the Management

Schedule 5

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